Exhibit 99.1

Reliance Global Group Schedules Fourth Quarter and Year Ended December 31, 2024 Financial Results and Business Update Conference Call

Lakewood, NJ – March 4, 2025 – Reliance Global Group, Inc. (NASDAQ: RELI) (“Reliance” or the “Company”), announced today that it will host a conference call Thursday, March 6, 2025, at 4:30 PM Eastern Time to discuss financial results for the fourth quarter and year ended December 31, 2024 and provide a business update.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 522829. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/52132 or on the investor relations section of the Company’s website, https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will be available on the investor relations section of the Company’s website at https://relianceglobalgroup.com/events-and-presentations/ through March 6, 2026. A telephone replay of the call will be available approximately one hour following the call, through March 20, 2025, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 52132.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com